Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238160, 333-219833, 333-188151, 333-166342, 333-142581, and 333-255979 on Form S-8 of our reports dated February 22, 2024, relating to the financial statements of Tennant Company and the effectiveness of Tennant Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
February 22, 2024